Exhibit 21

Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

Subsidiary	State of Incorporation or Organization	Name Under Which Business is Conducted
Fulton Bank One Penn Square P.O. Box 4887 Lancaster, Pennsylvania 17604	Pennsylvania	Fulton Bank

Lebanon Valley Farmers Bank 555 Willow Street P. O. Box 1285 Lebanon, Pennsylvania 17042	Pennsylvania	Lebanon Valley Farmers Bank

Swineford National Bank 227 East Main Street Middleburg, Pennsylvania 17842	Pennsylvania	Swineford National Bank

Lafayette Ambassador Bank 360 Northampton Street Easton, Pennsylvania 18042	Pennsylvania	Lafayette Ambassador Bank

Fulton Financial Realty Company One Penn Square P.O. Box 4887 Lancaster, Pennsylvania 17604	Pennsylvania	Fulton Financial Realty Company

Fulton Reinsurance Company, LTD One Beatrice Butterfield Building Butterfield Square, Providenciales Turks & Caicos Islands, BWI	Turks & Caicos Islands	Fulton Reinsurance Company, LTD

FNB Bank, N.A. 354 Mill Street P.O. Box 279 Danville, Pennsylvania 17821	Pennsylvania	FNB Bank, N.A.

Hagerstown Trust Company 83 West Washington Street Hagerstown, Maryland 21740	Maryland	Hagerstown Trust

Central Pennsylvania Financial Corp. 100 W. Independence Street Shamokin, PA 17872	Pennsylvania	Central Pennsylvania Financial Corp.

Delaware National Bank Route 113 North P. O. Box 520 Georgetown, DE 19947	Delaware	Delaware National Bank

The Bank 100 Park Avenue P.O. Box 832 Woodbury, NJ 08096	New Jersey	The Bank

Exhibit 21 - Subsidiaries of the Registrant (Continued)

Subsidiary	State of Incorporation or Organization	Name Under Which Business is Conducted
FFC Management, Inc. P.O. Box 609 Georgetown, DE 19947	Delaware	FFC Management, Inc.

The Peoples Bank of Elkton 130 North Street P.O. Box 220 Elkton, MD 21922	Maryland	The Peoples Bank of Elkton

Skylands Community Bank 176 Mountain Avenue Hackettstown, NJ 07840	New Jersey	Skylands Community Bank

Fulton Financial Advisors, National Association One Penn Square P.O. Box 7989 Lancaster, Pennsylvania 17604	Pennsylvania	Fulton Financial Advisors, N.A.

Fulton Insurance Services Group, Inc. One Penn Square P.O. Box 7989 Lancaster, Pennsylvania 17604	Pennsylvania	Fulton Insurance Services Group, Inc.

FFC Penn Square, Inc. P.O. Box 609 Georgetown, DE 19947	Delaware	FFC Penn Square, Inc.

The Premier Bank 379 North Main Street Doylestown, PA 18901	Pennsylvania	Premier Bank

Drovers Capital Trust 1 103 Faulk Road, Ste. 202 Wilmington, DE 19803	Delaware	Drover’s Capital Trust 1

PBI Capital Trust 919 Market Street, Suite 700 Wilmington, DE 19801	Delaware	PBI Capital Trust

Premier Capital Trust II 919 Market Street, Suite 700 Wilmington, DE 19801	Delaware	Premier Capital Trust II